      As filed with the Securities and Exchange Commission on June 7, 2001

                                                   Registration No. ____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             Beechport Capital Corp.
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             (Exact name of registrant as specified in its charter)

                        Colorado                                                           84-1137359
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(State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification No.)

132 South Third Street, Oakdale, CA                                                              95361
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(Address of Principal Executive Offices)                                                                 (Zip Code)


                     BEECHPORT CAPITAL CORP. 2001 STOCK PLAN
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                            (Full title of the plan)


         Gary M. DeLaurentiis, 132 South Third Street, Oakdale, CA 95361
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                     (Name and address of agent for service)

                                 (209) 848-3900
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          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed maximum       Proposed maximum
  Title of securities         Amount to be           Offering price       Aggregate offering          Amount of
    to be registered         Registered (2)          Per share (1)             price (1)        Registration fee (1)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      Common Stock              1,000,000                $1.20                $1,200,000               $300.00
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
         TOTAL                  1,000,000                  --                 $1,200,000               $300.00
========================= ====================== ======================= ====================== ======================

(1) Because the offering price of all shares of Common Stock being registered under the Beechport Capital Corp. 2001 Stock Plan is not known at this time, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the registration fee with respect to these shares have been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of Regulation C under the Securities Act of 1933, as amended, which require that, solely for purposes of calculating the registration fee, these figures are based upon the average of the bid and asked price per share of the Registrant's common stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported on the National Association of Securities Dealers, Inc. OTC Bulletin Board.

(2) To be issued, at the sole discretion of the Registrant, directly or pursuant to the exercise of options granted under the Beechport Capital Corp. 2001 Stock Plan.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


         The document(s) containing the information concerning the Beechport Capital Corp. 2001 Stock Plan, effective as of May 28, 2001 (the "Plan"), required by Item 1 of Form S-8, and the statement of availability of registrant information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Beechport Capital Corp., a Colorado Corporation (the "Company"), shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Incorporated by reference into this Registration Statement are the contents of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000; the Quarterly Report on Form 10-QSB for the period ended March 31, 2001 and Current Reports on Form 8-K filed March 1, 2001 and May 29, 2001. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this Registration Statement, other than certain exhibits to such documents. Requests for such copies shall be directed to Gary M. DeLaurentiis, President and Chief Executive Officer, Beechport Capital Corp., 132 South Third Street, Oakdale, CA 95361.

ITEM 4. DESCRIPTION OF SECURITIES.

         The authorized capital of the Company consists of 750,000,000 shares of Common Stock, no par value per share and 10,000,000 shares of Preferred Stock, no par value per share.

         COMMON STOCK.

         Each holder of Common Stock is entitled to one vote for each share held on all matters to be voted upon by the shareholders generally. The shares of Common Stock do not have cumulative voting rights, which means that holders of more than 50% of the shares of Common Stock voting for the election of directors can elect all the directors. In such an event, the holders of the remaining shares of Common Stock would not be able to elect a single director

         Holders of Common Stock are entitled to receive pro-rata such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for the payment of dividends. This right is subject to the rights of any holders of Preferred Stock. In the event of liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share pro-rata in all assets remaining after payment of liabilities. Shares of Common Stock have no preemptive, conversion, or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of Common Stock.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         A member of the law firm of Futro & Trauernicht, LLC, Attorneys and Counselors at Law, counsel to the Company, and whose opinion as to the validity of the issuance of shares of Common Stock hereunder is attached hereto as
Exhibit 5.1, has been granted an option under the Plan to purchase 100,000 shares of Common Stock at an exercise price of $1.20 per share. The option is fully-vested and expires on May 27, 2006.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Articles of Incorporation for the Company provide that the Company shall indemnify, to the extent permitted by law, any director, officer, agent, fiduciary or employee of the Company against any claim, liability or expense arising against or incurred by such person as a result of actions reasonably taken by him at the direction of the Company. The Company has the further authority, to the full extent permitted by law, to indemnify its directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by them in all other circumstances. The Company may also maintain insurance providing such indemnification.

         The Colorado Business Corporation Act allows the Company to eliminate the personal liability of its directors to the Company or its stockholders for monetary damages for breach of fiduciary duty of loyalty and care as a director, except for: (a) circumstances where the director breached his duty of loyalty to the Company or its Shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) a circumstance under which a director votes for or assents to an unlawful distribution; or (d) for transactions from which the director directly or indirectly derived an improper personal benefit.

         The Colorado Business Corporation Act also states that no director or officer shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless: (a) the director or officer was personally involved in the situation giving rise to the litigation, or (b) the director or officer committed a criminal offense in connection with the situation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8. EXHIBITS.

   Exhibit Number                          Description
   --------------                          -----------
         4.1         Bylaws, which define the rights of holders of the equity
                     securities being registered (Incorporated by reference to
                     Exhibit No. 3 of the Company's Registration Statement filed on Form S-18, file no. 33-31067).

         4.2 Articles of Incorporation, as amended and currently in effect, which define the rights of holders of the equity securities being registered (Incorporated by reference to Exhibit No. 3 of the Company's Registration Statement filed on Form S-18, file no. 33-31067).

         5.1 Opinion of Counsel, Futro & Trauernicht LLC (Filed herewith).

         10.1        Beechport Capital Corp. 2001 Stock Plan dated May 28, 2001
                     (Filed herewith).

         23.1        Consent of Schumacher & Associates, Inc., Certified Public
                     Accountants (Filed herewith).

         23.2        Consent of Counsel, Futro & Trauernicht LLC (Included in
                     Exhibit 5.1).

ITEM 9. UNDERTAKINGS.

         The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakdale, State of California on the 6th day of June, 2001.


                             BEECHPORT CAPITAL CORP.


                             By: /s/ Gary M. DeLaurentiis
                                ------------------------------------------------
                                Gary M. DeLaurentiis, President, Chief Executive Officer and Chief Financial and Accounting Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                             By: /s/ Gary M. DeLaurentiis
                                ------------------------------------------------
                                Gary M. DeLaurentiis, Director

                             Dated:  June 6, 2001



                             By: /s/ Andrea Videtta
                                 -----------------------------------------------
                                 Andrea Videtta, Director

                             Dated:  June 6, 2001



                             By: /s/ Lisa Ann Marie Fitzpatrick
                                 -----------------------------------------------
                                 Lisa Ann Marie Fitzpatrick, Director

                             Dated:  June 6, 2001

                               INDEX TO EXHIBITS


       EXHIBIT
       NUMBER     DESCRIPTION
       -------    -----------
         4.1      Bylaws, which define the rights of holders of the equity
                  securities being registered (Incorporated by reference to
                  Exhibit No. 3 of the Company's Registration Statement filed on
                  Form S-18, file no. 33-31067).

         4.2 Articles of Incorporation, as amended and currently in effect, which define the rights of holders of the equity securities being registered (Incorporated by reference to Exhibit No. 3 of the Company's Registration Statement filed on Form S-18, file no. 33-31067).

         5.1      Opinion of Counsel, Futro & Trauernicht LLC (Filed herewith).

         10.1     Beechport Capital Corp. 2001 Stock Plan dated May 28, 2001
                  (Filed herewith).

         23.1     Consent of Schumacher & Associates, Inc., Certified Public
                  Accountants (Filed herewith).

         23.2     Consent of Counsel, Futro & Trauernicht LLC (Included in
                  Exhibit 5.1).